105




                                  EXHIBIT 10.5
                                  ------------



           This is an Exhibit to the Form 20-F of Sinovac Biotech Ltd.
           -----------------------------------------------------------


                     Attached find the following materials:


              Consulting Agreement entered into between the Company
              -----------------------------------------------------
               and Technique Capital Corp., dated November 1, 2003
               ---------------------------------------------------


                               End of Exhibit 10.5

                                    ---------

                              SINOVAC BIOTECH LTD.
                              --------------------
                        Suite #10-Epicurean, Woods Centre
                                 P.O. Box W-645
                        St. John's, Antigua, West Indies


November 1, 2003

VIA FAX    (604) 602-1499
-------------------------

Technique Capital Corp.
-----------------------
C/o Suite 4, Temple Building
Main & Prince William Street
Charlestown, Nevis
St. Kitts & Nevis, West Indies


Attention:  Mr. Graham Taylor

Dear Sirs:

Re:  Consulting Agreement with Sinovac Biotech Ltd. (the "Company")
-------------------------------------------------------------------

This correspondence will specify the consulting arrangement (the "Consulting Agreement") between the Company and Technique Capital Corp., a company organized under the laws of St. Kitts & Nevis.

The terms and conditions of the Consulting Agreement are as follows:

1.   Services.  During  the Term (as  hereinafter  defined)  of this  Consulting
     --------
     Agreement, Technique Capital Corp. (the "Consultant") shall provide to the Company consulting services designed to assist the Company in investor relations and financing of the Company.

2.   Term. The term of this Consulting  Agreement (the "Term) is for a period of
     ----
     two years commencing on July 1, 2003 (the "Effective Date").

3.   Payment for Services. It is hereby agreed that the Consultant shall provide
     --------------------
     the consulting services for a monthly fee of US$10,000 (the "Fee") with such Fee being due and payable by the Company to the Consultant on the first business day of the month in advance. In addition, it is agreed that the Consultant shall be reimbursed for all expenses incurred by the Consultant for the benefit of the Company (collectively, the "Expenses") and which Expenses shall be payable by the Company within 30 days of delivery by the Consultant of written substantiation on account of each such reimbursable Expense.

4.   Confidentiality  by the  Consultant.  The  Consultant  will not,  except as
     -----------------------------------
     authorized or required by the Consultant's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the Consultant's knowledge during the Term and during the continuance of this Consulting Agreement, and the Consultant will keep in complete secrecy all confidential information entrusted to the Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's respective businesses. This restriction will continue to apply after the termination of this Consulting Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.   Indemnification.  The Company agrees to indemnify and hold  Consultant (the
     ---------------
     "Indemnified Person") harmless from and against losses, claims, damages, liabilities, costs, or expenses including reasonable attorney's and accountant's fees joint and several arising out of the performance of this Consulting Agreement, whether or not Consultant is a party to such dispute. The Company agrees that it shall also reimburse the Indemnified Person for any attorney's and costs incurred in enforcing this Indemnification against the Company.

6.   No Indemnification.  This indemnity shall not apply, however, where a court
     ------------------
     of  competent   jurisdiction  has  made  a  final  determination  that  the
     Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to loss, claim, damage, liability, cost or exposure sought to be recovered hereunder. (But pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligations hereunder to reimburse Consultant for its attorney's fees and expenses).

7.   Entire  Agreement.   This  Consulting   Agreement  sets  forth  the  entire
     -----------------
     understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provision be waived, except by written agreement signed by all parties.

If the Consultant is in accord with the forgoing, please execute a copy of this letter and the same will be binding on the parties.


Yours truly,
SINOVAC BIOTECH LTD.
--------------------
Per:


/s/ Lily Wang
----------------------------
LILY WANG, Director



The forgoing is hereby  agreed to this 1st day of November,  2003 and  Technique
--------------------------------------------------------------------------------
Capital Corp. declares itself bound to the terms.
-------------------------------------------------

TECHNIQUE CAPITAL CORP.
-----------------------
Per:


/s/ Graham Taylor
----------------------------
Graham Taylor, President